AGREEMENT

     This Agreement is made this 28th day of December, 1998 by and between Kenneth W. Brill ("Mr. Brill") and Energy Corporation of America ("ECA").

     WHEREAS, Mr. Brill presently owns numerous shares of stock of ECA (both common stock and Class A nonvoting common stock) and may in the future acquire additional shares (all such shares currently owned together with any and all shares hereafter acquired are collectively referred to as the "Shares"); and

     WHEREAS, Mr. Brill and ECA previously have entered into agreements relating to the purchase by ECA of some or all of the Shares; and

     WHEREAS, Mr. Brill and ECA are entering into this agreement for the purpose of establishing ECA's purchase rights, Mr. Brill's sale rights, and the purchase price of the Shares in the event of and upon Mr. Brill's death.

     NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration not herein mentioned, Mr. Brill and ECA agree that in the event of and upon Mr. Brill's death, Mr. Brill's heirs and the legal representative of his estate shall sell, and ECA shall purchase, all of the Shares upon the following terms and conditions:

1.     Purchase  Price.
       ----------------

     a. The Purchase Price for 17,400 shares of ECA Common Stock shall be $75.00 per share, payable as provided in paragraph 3 below.

     b. The Purchase Price for the remainder of the shares of ECA Common Stock shall be the "Shares' Pro Rata Share" (as defined below) of an amount equal to six (6) times the average Earnings for the most recent three (3) fiscal years of ECA.

     "Earnings" shall mean ECA's earnings (net of extraordinary items, Windfall Profits Taxes, and other similar and/or substituted taxes, and state and local taxes, but before provisions for federal income taxes) as determined in accordance with generally accepted accounting principles consistently applied by ECA's regularly engaged accountants, which determination shall be final and binding upon Mr. Brill, Mr. Brill's estate, Mr. Brill's donees and ECA.

     The "Shares' Pro Rata Share" shall be a fraction, the numerator of which is the number of Shares owned by Mr. Brill as of the date of his death and the denominator of which is the aggregate number of common and Class A shares of ECA stock issued and outstanding as of the date of Mr. Brill's death.

     c. The Purchase Price for all Class A nonvoting common stock shall be governed by and subject to the terms and provisions of ECA's Class "A" Stock Ownership Program Resolution of the Board of Directors of ECA, as amended from time to time.

2.     Notice  of  Purchase. All Shares shall be subject to the following in the
       ---------------------
event  of  and  upon  Mr.  Brill's  death:

     a. For a period of two (2) years, commencing on the first day of the month following Mr. Brill's death, the legal representative of Mr. Brill's estate, if acting, otherwise the donee of Mr. Brill's Shares shall have the right to tender the Shares to ECA by tendering written notice of such intention to ECA. The Purchase Price, Closing, and Payments shall be as herein set forth.

     b. If the Shares are not tendered to ECA during the two (2) year period described in (a) above, then on the expiration of such two (2) year period, ECA shall forthwith purchase the Shares by giving five (5) days notice to the then owner of the Shares in accordance with the Purchase Price, Closing and Payment provisions and other conditions herein set forth.

3.     Closing  and  Payment. The purchase of the ECA Shares shall take place at
       ----------------------
the main office of ECA on the Closing date designated by ECA in its written notice of exercise, which shall not be later than thirty (30) days from the date of the notice. The legal representative of Mr. Brill's estate shall deliver to ECA at Closing the stock certificates representing the Shares with appropriate transfer documents transferring the Shares to ECA, free and clear of all liens and encumbrances. Payment shall be made in twenty (20) equal quarterly installments of principal, commencing on the closing date and quarterly thereafter, until paid in full, with interest payable on such dates on the unpaid principal balance outstanding at the rate from time to time announced by the Chase Manhattan Bank, N.A. as its prime rate. For purposes hereof, the rate announced on the first business day of any month shall be the rate in effect for that month. Notwithstanding the foregoing, ECA shall have the right to prepay, without interest or penalty, at any time or times during the payment period.

4.     Legend.  The  certificate(s) representing the Shares shall be legended as
       -------
follows:

The Shares represented by this stock certificate are subject to an Agreement dated December 28, 1998, between Kenneth W. Brill and Energy Corporation of America.

5.     Assignability;  Binding  Effect.  ECA  shall have the right to assign and
       --------------------------------
transfer its rights hereunder to one or more persons or entities who are then shareholders of ECA, provided however, that any such assignment or transfer does not circumvent any preemptive rights of other shareholders. Mr. Brill's rights and obligations hereunder shall be binding on his heirs, assigns, legal representatives and donees.

6.     Governing  Law.  This  Agreement  shall  be governed by, and construed in
       ---------------
accordance with, the internal laws of West Virginia and shall be binding upon the heirs, successors and assigns of the parties.

7.     Notices.  All notices to be given hereunder shall be personally delivered
       --------
or sent by express or overnight mail, or by postage prepaid, to the parties at the following addresses (or to such other or further addresses as the parties may hereafter designate by like notice similarly sent):

TO  MR.  BRILL:     K.  W.  BRILL
                    c/o  4643  South  Ulster,  Suite  1100
                    Denver,  Colorado  80237

TO  ENERGY  CORPORATION
OF  AMERICA:                 ENERGY  CORPORATION  OF AMERICA
                             Attention: John Mork, President
                             4643  South  Ulster,  Suite  1100
                             Denver,  Colorado  80237

All notices sent by mail shall be deemed effectively given on the business day next following the date of such mailing. All notices personally delivered shall be deemed effectively given on the date of such delivery.

8.     Conflicts  with  Other Agreements. In the event of a conflict between the
       ----------------------------------
terms of this Agreement and any agreement previously entered into between Mr. Brill and ECA, the terms of this Agreement shall govern.



                                              /s/  Kenneth  W.  Brill
                                        --------------------------------
                                        KENNETH  W.  BRILL



                                        ENERGY  CORPORATION  OF  AMERICA

                                             /s/  John  Mork
                                        --------------------------------
                                        BY:     JOHN  MORK
                                        ITS:     President  and  CEO



STATE  OF  COLORADO,
COUNTY  OF  DENVER,  TO-WIT:

     Taken, subscribed and sworn to before me by the said Kenneth W. Brill this 28th day of December, 1998.

     My  commission  expires:  November  14,  2000.

(SEAL)                                      /s/  Pamela  T.  Gates
                                        --------------------------------
                                              Notary  Public

STATE  OF  COLORADO,
COUNTY  OF  DENVER,  TO-WIT:

     I, Pamela T. Gates, a Notary Public in and for the State and County aforesaid, do hereby certify that John Mork, President and Chief Executive Officer of Energy Corporation of America, whose name is signed to the writing above, has this day acknowledged the same before me to be the act and deed of said corporation.

     My  commission  expires:  November  14,  2000.

(SEAL)                                      /s/  Pamela  T.  Gates
                                        --------------------------------
                                              Notary  Public